Jennison Mid-Cap Growth Fund, Inc.
(formerly Jennison U.S. Emerging Growth Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


                                             April 28, 2008
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                    Re: Jennison Mid-Cap Growth Fund, Inc.
                          File No. 811-07811


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Mid-Cap Growth Fund, Inc. for the six-month period ended February 29, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,

                                   _/s/ Claudia DiGiacomo_
                                   Claudia DiGiacomo
                                   Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of April 2008.











Witness: /s/ Louanna P. Lanier
By:/s/ Claudia DiGiacomo
        Louanna P. Lanier                         Claudia
DiGiacomo
                                                 Assistant
Secretary






L:\MFApps\CLUSTER 1\N-SAR\Jenn Mid-Cap Growth\2008\Semi-Annual
Cover Letter.doc